UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2025

CXApp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39642	85-2104918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Palo Alto Square, Suite 200 3000 El Camino Real Palo Alto, CA	94306
(Address of principal executive offices)	(Zip Code)

(650) 785-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CXAI	The Nasdaq Stock Market LLC
Warrants to purchase common stock	CXAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2025, CXApp Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with Maxim Group LLC (“Maxim”). In accordance with the terms of the ATM Agreement, the Company may offer and sell from time to time through Maxim, acting as sales agent and/or principal, shares of its Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $7,959,040 (the “Placement Shares”). The Placement Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2025 (the “Registration Statement”) and the prospectus relating to the offer and sale of the Placement Shares that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the SEC.

Because there is no minimum offering amount required pursuant to the ATM Agreement, the total number of Placement Shares to be sold under the ATM Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects that any proceeds received from the offering of the Placement Shares pursuant to the ATM Agreement will be used for working capital and general corporate purposes.

Under the terms and subject to the conditions of the ATM Agreement, the Company will set the parameters for the sale of Placement Shares, including the number or dollar amount of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Placement Shares that may be sold in any one Trading Day (as defined in the ATM Agreement) and any minimum price below which sales may not be made. Sales of Placement Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

The Company will pay Maxim a cash commission of 3.0% of the aggregate gross proceeds from the sale of Placement Shares sold pursuant to the ATM Agreement. The Company will also reimburse Maxim for certain specified expenses in connection with entering into the ATM Agreement.

The offering of the Placement Shares pursuant to the ATM Agreement will terminate on such date that the ATM Agreement is terminated by the Company or Maxim in accordance with the terms therein. The Company may terminate the ATM Agreement at any time upon five (5) Business Days’ (as defined in the ATM Agreement) prior written notice, and Maxim may terminate the ATM Agreement at any time.

The ATM Agreement also contains representations, warranties and covenants that are customary for transactions of this type. The representations, warranties and covenants contained in the ATM Agreement are made only for purposes of such agreement and as of the specific date, is solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registration Statement for the Placement Shares has been filed with the SEC but has not yet become effective. The Placement Shares being registered may not be sold, and offers to buy may not be accepted, prior to the time the Registration Statement becomes effective.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which was filed as Exhibit 1.2 to the Registration Statement and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01	Other Events.

As previously disclosed, pursuant to that certain Securities Purchase Agreement, dated as of May 22, 2024 (the “Streeterville Purchase Agreement”), by and between the Company and Streeterville Capital, LLC (“Streeterville”), and that certain Securities Purchase Agreement, dated as of March 26, 2025 (the “Avondale Purchase Agreement”), by and between the Company and Avondale Capital, LLC (“Avondale”), the Company agreed to register shares of its common stock issued and issuable to Streeterville and Avondale, respectively, pursuant to such agreements.

On August 8, 2025, the Company entered into separate waiver agreements with Streeterville and Avondale, pursuant to which Streeterville and Avondale agreed to waive, solely in connection with the filing of the Registration Statement (as defined above) and any amendments or supplements thereto, the registration rights set forth in, with respect to Streeterville, the Streeterville Purchase Agreement and, with respect to Avondale, the Avondale Purchase Agreement.

In addition, on August 8, 2025, the Company obtained Avondale’s written consent to the withdrawal of the Company’s registration statement on Form S-1 (File No. 333-287170) filed with SEC on May 9, 2025, relating to the resale of shares of the Company’s common stock issued and issuable to Avondale pursuant to the Avondale Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated August 8, 2025, by and between CXApp Inc. and Maxim Group LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 8, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CXApp Inc.

Date: August 11, 2025	By:	/s/ Khurram P. Sheikh
		Name:	Khurram P. Sheikh
		Title:	Chairman and Chief Executive Officer

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